Exhibit 99

Colgate Announces 2nd Quarter 2017 Results

NEW YORK--(BUSINESS WIRE)--July 21, 2017--Colgate-Palmolive Company (NYSE:CL) today reported worldwide Net sales of $3,826 million in second quarter 2017, a decrease of 0.5% versus second quarter 2016. Global unit volume decreased 1.0%, pricing increased 1.0% and foreign exchange was negative 0.5%. Organic sales (Net sales excluding the impact of foreign exchange, acquisitions and divestments) were even with the year ago period.

Net income and Diluted earnings per share in second quarter 2017 were $524 million and $0.59, respectively. Net income in second quarter 2017 included $115 million ($0.13 per diluted share) of aftertax charges resulting from the Company’s Global Growth and Efficiency Program (the “2012 Restructuring Program”).

Net income and Diluted earnings per share in second quarter 2016 were $600 million and $0.67, respectively. Net income in second quarter 2016 included $44 million ($0.05 per diluted share) of aftertax charges resulting from the 2012 Restructuring Program and a $13 million ($0.01 per diluted share) net benefit related to a previously disclosed foreign tax matter.

Excluding charges resulting from the 2012 Restructuring Program in both periods and the net benefit related to a previously disclosed foreign tax matter in 2016, Net income in second quarter 2017 was $639 million, an increase of 1% versus second quarter 2016, and Diluted earnings per share in second quarter 2017 was $0.72, an increase of 3% versus second quarter 2016.

Gross profit margin was 60.1% in second quarter 2017 versus 59.9% in second quarter 2016. Excluding charges resulting from the 2012 Restructuring Program in both periods, Gross profit margin was 60.7% in second quarter 2017, an increase of 50 basis points versus the year ago quarter. This increase was primarily driven by cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program, and higher pricing, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs.

Selling, general and administrative expenses were 34.8% of Net sales in second quarter 2017 versus 34.3% of Net sales in second quarter 2016. Excluding charges resulting from the 2012 Restructuring Program in both periods, Selling, general and administrative expenses increased by 40 basis points to 34.4% of Net sales in second quarter 2017, as a result of increased advertising investment and higher overhead expenses. Worldwide advertising investment increased 1% to $399 million versus $394 million in the year ago quarter.

Operating profit decreased to $853 million in second quarter 2017 compared to $944 million in second quarter 2016. Excluding charges resulting from the 2012 Restructuring Program in both periods, Operating profit was $995 million in second quarter 2017, a decrease of 1% versus second quarter 2016. Operating profit margin was 22.3% in second quarter 2017 versus 24.6% in second quarter 2016. Excluding charges resulting from the 2012 Restructuring Program in both periods, Operating profit margin was 26.0% in second quarter 2017, a decrease of 10 basis points versus the year ago quarter.

Net cash provided by operations year to date decreased to $1,305 million compared to $1,320 million in the comparable 2016 period, primarily due to the timing of income tax payments. Working capital as a percentage of Net sales improved to negative 3.9% compared to negative 2.6% in the year ago period, reflecting the Company’s tight focus on working capital.

Ian Cook, Chairman, President and Chief Executive Officer, commented on the second quarter results, “The second quarter was another challenging one. Net sales declined 0.5% and organic sales were even with the year ago quarter, below our expectations as a result of continued softness in North America and challenges in Asia Pacific. Despite this, we are encouraged by another quarter of strong organic sales growth in Latin America and the return to positive organic sales growth at Hill's.

“Colgate’s leadership of the global toothpaste market continued during the quarter with its global market share now at 43.6% year to date. Our global leadership in manual toothbrushes also continued with Colgate’s global market share in that category now at 32.8% year to date.

“As we look ahead, uncertainty in global markets and slowing category growth worldwide remain challenging. Based on current spot rates, we continue to expect a low-single-digit net sales increase for 2017, and given our slower than expected first half, we are now planning for low-single-digit organic sales growth for 2017.

“We are pleased with the progress of our 2012 Restructuring Program, and, as we have previously said, we continue to pursue additional savings opportunities, especially given the current challenging environment. In the second quarter, we identified additional opportunities under our Program that take us to the upper end of our previously disclosed cost and savings ranges. As a result, on a GAAP basis, based on current spot rates, we are planning for a year of gross margin expansion and now expect a mid-single-digit earnings per share percentage decline on a dollar basis.

“Excluding charges resulting from the 2012 Restructuring Program and the other 2016 one-time items previously disclosed, based on current spot rates, we continue to plan for a year of strong operating cash flow, gross margin expansion, increased advertising investment and low-single-digit earnings per share growth on a dollar basis.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on second quarter results. To access this call as a webcast, please go to Colgate’s website at http://www.colgatepalmolive.com.

The following are comments about divisional performance for second quarter 2017 versus the year ago period. See attached Geographic Sales Analysis Percentage Changes and Segment Information tables for additional information on divisional net sales and operating profit.

North America (20% of Company Sales)

North America Net sales decreased 3.5% in second quarter 2017. Unit volume decreased 2.0% with 1.5% lower pricing, while foreign exchange was even with the year ago quarter. Organic sales for North America decreased 3.5%, primarily due to market share losses in our dish liquid business in the U.S. and a further slowdown in category growth in the U.S.

Operating profit in North America decreased 4% in second quarter 2017 to $241 million, while as a percentage of Net sales, it remained even at 31.5%, as a decrease in Gross profit and an increase in Selling, general and administrative expenses were offset by a decrease in Other (income) expense, net, all as a percentage of Net sales. This decrease in Gross profit was primarily driven by higher raw and packaging material costs, which included foreign exchange transaction costs, and lower pricing, partially offset by cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program. This increase in Selling, general and administrative expenses was due to higher overhead expenses, which were partially offset by a decrease in advertising investment. This decrease in advertising investment in part reflects a shift from advertising investment to in-store promotional activities and the timing of advertising spending in the prior year.

In the U.S., Colgate maintained its leadership in the toothpaste category during the quarter with its market share at 35.6% year to date. Successful new products include Colgate Total Clean-In-Between, Colgate Optic White Beauty Radiant and Tom’s of Maine Rapid Relief Sensitive toothpastes. In manual toothbrushes, Colgate maintained its brand market leadership in the U.S. with its market share in that category at 40.7% year to date, driven by strong sales of Colgate Total 360° 4 Zone manual toothbrush.

New products succeeding in other categories include Colgate Total Advanced Health mouthwash, Softsoap Hand Wash Plus Lotion and Softsoap Blooming Jasmine & Plum, Softsoap Honey Creme & Lavender and Irish Spring Pure Fresh body washes.

Latin America (26% of Company Sales)

Latin America Net sales increased 7.0% in second quarter 2017. Unit volume increased 2.5% with 4.5% higher pricing, while foreign exchange was even with the year ago quarter. Volume gains were led by Brazil, the Andean region and Argentina. Organic sales for Latin America increased 7.0%.

Operating profit in Latin America increased 8% in second quarter 2017 to $308 million, or 40 basis points to 30.7% of Net sales. This increase in Operating profit as a percentage of Net sales was due to an increase in Gross profit and a decrease in Other (income) expense, net, partially offset by an increase in Selling, general and administrative expenses, all as a percentage of Net sales. This increase in Gross profit was due to cost savings from the Company’s funding-the-growth initiatives, and higher pricing, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs. This increase in Selling, general and administrative expenses was due to an increase in advertising investment.

Colgate maintained its leadership in toothpaste in Latin America during the quarter, with market share gains in Mexico, Peru, the Dominican Republic, Puerto Rico and Paraguay. Strong sales of Colgate Luminous White XD Shine, Colgate Total 12, Colgate Triple Action Extra Whitening and Colgate Max Fresh toothpastes contributed to volume growth throughout the region. Colgate’s leadership in the manual toothbrush category continued throughout the region, driven by strong sales of Colgate Minions™ manual toothbrush for kids and Colgate 360° Luminous White Advanced manual toothbrush plus whitening pen.

Products in other categories contributing to growth throughout the region include Colgate Plax Ice Glacial and Colgate Luminous White XD Shine mouthwashes, Protex Pro-Hidrata shower gel, bar soap and liquid hand soap, Palmolive Natural Secrets shower gel and bar soap, Lady Speed Stick Derma + Omega 3 antiperspirant, Suavitel Sweet Pleasures fabric conditioner, Axion Active Foam dish liquid and Fabuloso Complete liquid cleaner.

Europe (15% of Company Sales)

Europe Net sales decreased 3.5% in second quarter 2017. Unit volume decreased 1.0%, pricing increased 0.5% and foreign exchange was negative 3.0%. Volume declines in Germany and Norway were partially offset by volume gains in the Netherlands, the United Kingdom and Poland. Organic sales for Europe decreased 0.5%.

Operating profit in Europe increased 5% in second quarter 2017 to $145 million, or 200 basis points to 24.8% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit and a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was primarily driven by cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program, and sales mix, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs. This decrease in Selling, general and administrative expenses was primarily due to lower overhead expenses and a slight decrease in advertising investment.

Colgate maintained its oral care leadership in Europe during the quarter, with toothpaste market share gains in Germany, Italy, the Netherlands, Belgium, Portugal, Austria, Czech Republic, Slovenia, Bosnia, Latvia and Serbia. Premium products succeeding in oral care include Colgate Enamel Strength, Colgate Natural Extracts and meridol Parodont Expert toothpastes, Colgate 360° Advanced Whole Mouth Health and Colgate 360° Advanced Max White Expert White manual toothbrushes and Colgate Minions™ interactive battery powered toothbrush for kids.

Premium innovations succeeding in other product categories include Sanex Zero% shower gels and deodorants, Palmolive Naturals with precious oils and Palmolive Gourmet shower gels, Sanex Advanced Revivafirm and Sanex Advanced Hydrate 24h body lotions, Paic Extreme dish liquid, the Ajax Optimal7 range of multi-benefit cleaners available in liquid, spray and wipes and Soupline Parfum Supreme line of fabric conditioner products.

Asia Pacific (18% of Company Sales)

Asia Pacific Net sales decreased 5.0% during second quarter 2017. Unit volume decreased 2.0%, pricing decreased 1.5% and foreign exchange was negative 1.5%. Volume declines in India, Thailand and Australia were partially offset by volume gains in the Philippines, Vietnam and New Zealand. Organic sales for Asia Pacific decreased 3.5%, primarily reflecting inventory reductions by wholesalers in India in anticipation of the new Goods and Services Tax, which went into effect on July 1, 2017, increased competitive activity in Australia and consumption declines in Thailand.

Operating profit in Asia Pacific decreased 6% in second quarter 2017 to $205 million, or 50 basis points to 30.9% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit, partially offset by a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily driven by higher raw and packaging material costs, which included foreign exchange transaction costs, and lower pricing, partially offset by cost savings from the Company’s funding-the-growth initiatives. This decrease in Selling, general and administrative expenses was due to decreased advertising investment, in part reflecting a shift from advertising investment to in-store promotional activities and also due to the timing of advertising spending in the prior year, which was partially offset by higher overhead expenses.

Colgate continued its toothpaste leadership in the Asia Pacific region during the quarter, with market share gains in the Philippines and Singapore. New products succeeding in the region include Colgate Total Pro Breath Health, Colgate Enamel Health, Colgate Naturals and Colgate Sensitive Salt Minerals toothpastes.

New products succeeding in other categories in the region include Colgate Slim Soft Advanced, Colgate 360° Advanced and Colgate Peppa Pig™ manual toothbrushes, Colgate Minions™ manual and powered toothbrushes, Colgate Plax Ice Infinity and Colgate Plax Spicy Fresh mouthwashes, Protex Thai Therapy bar soap, Ajax Spray n’ Wipe cleaners and Softlan Gentle Care and Softlan Charcoal Cupboard Fresh fabric conditioners.

Africa/Eurasia (6% of Company Sales)

Africa/Eurasia Net sales increased 1.0% during second quarter 2017. Unit volume decreased 7.5%, pricing increased 4.5% and foreign exchange was positive 4.0%. Volume declines in the Sub-Saharan Africa region, Turkey and South Africa were partially offset by volume gains in Russia. Organic sales for Africa/Eurasia decreased 3.0%.

Operating profit in Africa/Eurasia was $45 million in the second quarter of 2017, even with the year ago quarter, while as a percentage of Net sales it decreased 10 basis points to 18.7%. This decrease in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit, which was more than offset by an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was mainly driven by cost savings from the Company’s funding-the-growth initiatives, and higher pricing, partially offset by higher raw and packaging material costs. This increase in Selling, general and administrative expenses was due to increased advertising investment, partially offset by lower overhead expenses.

Colgate continued its toothpaste leadership in Africa/Eurasia during the quarter, with market share gains in Turkey, Saudi Arabia, Kazakhstan, United Arab Emirates, Kenya, Qatar, Lebanon and Jordan. Successful products contributing to sales in the region include Colgate Total Pro Breath Health, Colgate Total Pro Visible Action, Colgate Optic White Lasting White and Colgate Maximum Cavity Protection toothpastes, Colgate Zig Zag Charcoal and Colgate Double Action manual toothbrushes and Palmolive Luminous Oils and Palmolive Naturals shower gels and bar soaps.

Hill’s Pet Nutrition (15% of Company Sales)

Hill’s Net sales were even with the year ago quarter. Unit volume decreased 1.5% with 2.0% higher pricing, while foreign exchange was negative 0.5%. Volume declines in the United States, Japan and Canada were partially offset by volume gains in Russia, Latin America and South Africa. Hill’s organic sales increased 0.5%.

Hill’s Operating profit increased 1% in second quarter 2017 to $163 million, or 20 basis points to 28.5% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit, partially offset by an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was mainly driven by cost savings from the Company’s funding-the-growth initiatives, and higher pricing, partially offset by higher costs, which were primarily driven by higher raw and packaging material costs, which included foreign exchange transaction costs. This increase in Selling, general and administrative expenses was due to higher overhead expenses and increased advertising investment.

Successful products contributing to sales in the U.S. include Hill’s Prescription Diet Dental Care Chews, Hill’s Prescription Diet z/d for skin and food sensitivities, Hill’s Prescription Diet i/d and i/d Low Fat Natural for digestive care and Metabolic Natural for weight management, Hill’s Prescription Diet Derm Defense for environmental sensitivities, Hill’s Science Diet Youthful Vitality, Hill’s Science Diet Urinary and Hairball Control and Hill’s Science Diet Perfect Weight.

Successful products contributing to sales internationally include Hill’s Prescription Diet i/d, Hill’s Prescription Diet z/d, Hill’s Prescription Diet k/d with Enhanced Appetite Trigger (E.A.T.) technology, Hill's Prescription Diet k/d + Mobility, Hill’s Prescription Diet Derm Defense, Hill’s Science Diet Small & Mini and Hill’s Science Diet Youthful Vitality.

***

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, elmex, Tom’s of Maine, Sanex, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet, Hill’s Prescription Diet and Hill’s Ideal Balance. For more information about Colgate’s global business, visit the Company’s website at http://www.colgatepalmolive.com. To learn more about Colgate Bright Smiles, Bright Futures® oral health education program, please visit http://www.colgatebsbf.com. CL-E

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods). The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information calculated by the Company may be different from market share information calculated by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s plans and assumptions. Such statements may relate, for example, to sales or volume growth, organic sales growth, profit or profit margin growth, earnings per share growth (including on a currency-neutral basis), financial goals, the impact of foreign exchange volatility, cost-reduction plans including the 2012 Restructuring Program, tax rates, the need to repatriate undistributed earnings of foreign subsidiaries, new product introductions or commercial investment levels, acquisitions, divestitures, or legal or tax proceedings, among other matters. These statements are made on the basis of our views and assumptions as of this time and we undertake no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. We caution investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at http://www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP financial measures used in this earnings release and/or the related webcast:

This release discusses Net sales growth (GAAP) and organic sales growth, which is Net sales growth excluding the impact of foreign exchange, acquisitions and divestments (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and six months ended June 30, 2017 vs 2016 included with this release for a comparison of organic sales growth to Net sales growth in accordance with GAAP.

To supplement Colgate’s Condensed Consolidated Statements of Income presented in accordance with GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are discussed both as reported (on a GAAP basis) and excluding charges resulting from the 2012 Restructuring Program and, as applicable, a net benefit related to a previously disclosed foreign tax matter (non-GAAP). These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain divestitures and certain unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and six months ended June 30, 2017 and 2016 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

The Company defines free cash flow before dividends as Net cash provided by operations less Capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows” for the six months ended June 30, 2017 and 2016 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

Explanatory Note Regarding Currency-Neutral Calculations

Diluted earnings per share growth for second quarter 2017, on a currency-neutral basis, eliminates from Diluted earnings per share growth (GAAP) charges resulting from the 2012 Restructuring Program, a net benefit from a previously disclosed foreign tax matter and period-over-period changes in foreign exchange rates in the translation of local currency results into U.S. dollars. Accordingly, for purposes of calculating Diluted earnings per share growth for second quarter 2017, on a currency-neutral basis, second quarter 2017 local currency results, which include the impact of foreign currency transaction gains and losses, are translated into U.S. dollars using average foreign exchange rates for second quarter 2016.

Management’s estimate of Diluted earnings per share growth on a currency-neutral basis for full year 2017 eliminates from Diluted earnings per share growth (GAAP) the impact of the 2016 items previously disclosed, charges resulting from the 2012 Restructuring Program, and period-over-period changes in foreign exchange rates in the translation of local currency results into U.S. dollars. Accordingly, for purposes of estimating Diluted earnings per share growth for full year 2017, on a currency-neutral basis, estimated full year 2017 local currency results, which include the impact of foreign currency transaction gains and losses, are translated into U.S. dollars using 2016 average foreign exchange rates by quarter.

(See attached tables for second quarter results.)

	Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended June 30, 2017 and 2016

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2017	2016

Net sales	$3,826	$3,845

Cost of sales	1,526	1,541

Gross profit	2,300	2,304

Gross profit margin	60.1%	59.9%

Selling, general and administrative expenses	1,333	1,320

Other (income) expense, net	114	40

Operating profit	853	944

Operating profit margin	22.3%	24.6%

Interest (income) expense, net	24	25

Income before income taxes	829	919

Provision for income taxes	269	281

Effective tax rate	32.4%	30.6%

Net income including noncontrolling interests	560	638

Less: Net income attributable to noncontrolling interests	36	38

Net income attributable to Colgate-Palmolive Company	$524	$600

Earnings per common share
Basic	$0.59	$0.67
Diluted	$0.59	$0.67

Average common shares outstanding
Basic	883.8	893.9
Diluted	890.8	901.1

	Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Six Months Ended June 30, 2017 and 2016

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2017	2016

Net sales	$7,588	$7,607

Cost of sales	3,019	3,055

Gross profit	4,569	4,552

Gross profit margin	60.2%	59.8%

Selling, general and administrative expenses	2,695	2,674

Other (income) expense, net	136	67

Operating profit	1,738	1,811

Operating profit margin	22.9%	23.8%

Interest (income) expense, net	47	53

Income before income taxes	1,691	1,758

Provision for income taxes	520	546

Effective tax rate	30.8%	31.1%

Net income including noncontrolling interests	1,171	1,212

Less: Net income attributable to noncontrolling interests	77	79

Net income attributable to Colgate-Palmolive Company	$1,094	$1,133

Earnings per common share
Basic(1)	$1.24	$1.27
Diluted(1)	$1.23	$1.26

Average common shares outstanding
Basic	884.2	893.8
Diluted	890.9	900.7
Note:
(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters’ earnings per share may not necessarily equal the earnings per share for any year-to-date period.

	Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of June 30, 2017, December 31, 2016 and June 30, 2016

(Dollars in Millions) (Unaudited)

	June 30,	December 31,	June 30,
	2017	2016	2016
Cash and cash equivalents	$1,241	$1,315	$1,085
Receivables, net	1,526	1,411	1,575
Inventories	1,199	1,171	1,232
Other current assets	589	441	722
Property, plant and equipment, net	3,930	3,840	3,825
Other assets, including goodwill and intangibles	4,095	3,945	4,076
Total assets	$12,580	$12,123	$12,515

Total debt	$6,519	$6,533	$6,572
Other current liabilities	3,767	3,292	3,718
Other non-current liabilities	2,206	2,281	2,191
Total liabilities	12,492	12,106	12,481
Total Colgate-Palmolive Company shareholders' equity	(242)	(243)	(281)
Noncontrolling interests	330	260	315
Total liabilities and equity	$12,580	$12,123	$12,515

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities*	$5,123	$5,147	$5,274
Working capital % of sales	(3.9)%	(2.2)%	(2.6)%
*	Marketable securities of $155, $71 and $213 as of June 30, 2017, December 31, 2016 and June 30, 2016, respectively, are included in Other current assets.

	Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2017 and 2016

(Dollars in Millions) (Unaudited)

	2017	2016
Operating Activities
Net income including noncontrolling interests	$1,171	$1,212
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	226	215
Restructuring and termination benefits, net of cash	78	8
Stock-based compensation expense	53	48
Deferred income taxes	(64)	(41)
Voluntary benefit plan contribution	(57)	(50)
Cash effects of changes in:
Receivables	(64)	(132)
Inventories	9	(35)
Accounts payable and other accruals	(61)	69
Other non-current assets and liabilities	14	26
Net cash provided by operations	1,305	1,320

Investing Activities
Capital expenditures	(229)	(248)
Purchases of marketable securities and investments	(201)	(183)
Proceeds from sale of marketable securities and investments	114	87
Other	4	4
Net cash used in investing activities	(312)	(340)

Financing Activities
Principal payments on debt	(1,841)	(4,078)
Proceeds from issuance of debt	1,761	4,123
Dividends paid	(716)	(704)
Purchases of treasury shares	(660)	(482)
Proceeds from exercise of stock options	337	274
Net cash used in financing activities	(1,119)	(867)

Effect of exchange rate changes on Cash and cash equivalents	52	2
Net increase in Cash and cash equivalents	(74)	115
Cash and cash equivalents at beginning of the period	1,315	970
Cash and cash equivalents at end of the period	$1,241	$1,085

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$1,305	$1,320
Less: Capital expenditures	(229)	(248)
Free cash flow before dividends	$1,076	$1,072

Income taxes paid	$639	$507

	Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Six Months Ended June 30, 2017 and 2016

(Dollars in Millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net Sales
Oral, Personal and Home Care

North America	$764	$793	$1,524	$1,593
Latin America	1,002	938	1,926	1,786
Europe	584	606	1,142	1,194
Asia Pacific	663	697	1,383	1,440
Africa/Eurasia	241	239	487	470

Total Oral, Personal and Home Care	3,254	3,273	6,462	6,483

Pet Nutrition	572	572	1,126	1,124

Total Net Sales	$3,826	$3,845	$7,588	$7,607

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating Profit
Oral, Personal and Home Care

North America	$241	$250	$474	$489
Latin America	308	284	577	531
Europe	145	138	285	279
Asia Pacific	205	219	424	438
Africa/Eurasia	45	45	90	88

Total Oral, Personal and Home Care	944	936	1,850	1,825

Pet Nutrition	163	162	320	317
Corporate(1)	(254)	(154)	(432)	(331)

Total Operating Profit	$853	$944	$1,738	$1,811
Note:
(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended June 30, 2017 includes charges of $142 related to the 2012 Restructuring Program. Corporate Operating profit (loss) for the three months ended June 30, 2016 included charges of $59 related to the 2012 Restructuring Program.

Corporate Operating profit (loss) for the six months ended June 30, 2017 includes charges of $188 related to the 2012 Restructuring Program. Corporate Operating profit (loss) for the six months ended June 30, 2016 included charges of $114 related to the 2012 Restructuring Program.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended June 30, 2017 vs 2016

(Unaudited)

			COMPONENTS OF SALES CHANGE
						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume (1)	Volume	Volume (2)	Incentives	Exchange

Total Company	(0.5)%	—%	(1.0)%	(1.0)%	(1.0)%	1.0%	(0.5)%

Europe	(3.5)%	(0.5)%	(1.0)%	(1.0)%	(1.0)%	0.5%	(3.0)%

Latin America	7.0%	7.0%	2.5%	2.5%	2.5%	4.5%	—%

Asia Pacific	(5.0)%	(3.5)%	(2.0)%	(2.0)%	(2.0)%	(1.5)%	(1.5)%

Africa/Eurasia	1.0%	(3.0)%	(7.5)%	(7.5)%	(7.5)%	4.5%	4.0%

Total International	0.5%	1.0%	(0.5)%	(0.5)%	(0.5)%	1.5%	(0.5)%

North America	(3.5)%	(3.5)%	(2.0)%	(2.0)%	(2.0)%	(1.5)%	—%

Total CP Products	(0.5)%	—%	(1.0)%	(1.0)%	(1.0)%	1.0%	(0.5)%

Hill’s	—%	0.5%	(1.5)%	(1.5)%	(1.5)%	2.0%	(0.5)%

Emerging Markets (3)	2.5%	2.5%	—%	—%	—%	2.5%	—%

Developed Markets	(3.5)%	(2.0)%	(1.5)%	(1.5)%	(1.5)%	(0.5)%	(1.5)%
Notes:
(1) As Reported Volume includes the impact of acquisitions and divestments, as applicable.

(2) Ex-Divested Volume excludes the impact of divestments, as applicable.

(3) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Six Months Ended June 30, 2017 vs 2016

(Unaudited)

			COMPONENTS OF SALES CHANGE
						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume (1)	Volume	Volume (2)	Incentives	Exchange

Total Company	—%	—%	(1.5)%	(1.5)%	(1.5)%	1.5%	—%

Europe	(4.5)%	(0.5)%	—%	—%	—%	(0.5)%	(4.0)%

Latin America	8.0%	7.0%	1.5%	1.5%	1.5%	5.5%	1.0%

Asia Pacific	(4.0)%	(2.5)%	(2.0)%	(2.0)%	(2.0)%	(0.5)%	(1.5)%

Africa/Eurasia	3.5%	(1.0)%	(7.0)%	(7.0)%	(7.0)%	6.0%	4.5%

Total International	1.0%	1.5%	(0.5)%	(0.5)%	(0.5)%	2.0%	(0.5)%

North America	(4.5)%	(4.5)%	(3.5)%	(3.5)%	(3.5)%	(1.0)%	—%

Total CP Products	(0.5)%	—%	(1.5)%	(1.5)%	(1.5)%	1.5%	(0.5)%

Hill’s	—%	—%	(2.5)%	(2.5)%	(2.5)%	2.5%	—%

Emerging Markets (3)	3.5%	3.0%	(0.5)%	(0.5)%	(0.5)%	3.5%	0.5%

Developed Markets	(3.5)%	(2.5)%	(2.5)%	(2.5)%	(2.5)%	—%	(1.0)%
Notes:
(1) As Reported Volume includes the impact of acquisitions and divestments, as applicable.

(2) Ex-Divested Volume excludes the impact of divestments, as applicable.

(3) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2017 and 2016

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2017	2016
Gross profit, GAAP	$2,300	$2,304
2012 Restructuring Program	21	12
Gross profit, non-GAAP	$2,321	$2,316

			Basis Point
Gross Profit Margin	2017	2016	Change
Gross profit margin, GAAP	60.1%	59.9%	20
2012 Restructuring Program	0.6%	0.3%
Gross profit margin, non-GAAP	60.7%	60.2%	50

Selling, General and Administrative Expenses	2017	2016
Selling, general and administrative expenses, GAAP	$1,333	$1,320
2012 Restructuring Program	(17)	(14)
Selling, general and administrative expenses, non-GAAP	$1,316	$1,306

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2017	2016	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	34.8%	34.3%	50
2012 Restructuring Program	(0.4)%	(0.3)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	34.4%	34.0%	40

Other (Income) Expense, Net	2017	2016
Other (income) expense, net, GAAP	$114	$40
2012 Restructuring Program	(104)	(33)
Other (income) expense, net, non-GAAP	$10	$7

Operating Profit	2017	2016	% Change
Operating profit, GAAP	$853	$944	(10)%
2012 Restructuring Program	142	59
Operating profit, non-GAAP	$995	$1,003	(1)%

			Basis Point
Operating Profit Margin	2017	2016	Change
Operating profit margin, GAAP	22.3%	24.6%	(230)
2012 Restructuring Program	3.7%	1.5%
Operating profit margin, non-GAAP	26.0%	26.1%	(10)

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2017 and 2016

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2017
					Net Income
				Net Income	Attributable
				Including	To Colgate-	Effective	Diluted
	Income Before		Provision For	Noncontrolling	Palmolive	Income	Earnings
	Income Taxes		Income Taxes(1)	Interests	Company	Tax Rate(2)	Per Share(3)
As Reported GAAP	$829		$269	$560	$524	32.4%	$0.59
2012 Restructuring Program	142		27	115	115	(1.9)%	0.13
Non-GAAP	$971		$296	$675	$639	30.5%	$0.72

	2016
					Net Income
	Income	Provision	Net Income	Less: Income	Attributable
	Before	For	Including	Attributable to	To Colgate-	Effective	Diluted
	Income	Income	Noncontrolling	Noncontrolling	Palmolive	Income	Earnings
	Taxes	Taxes(1)	Interests	Interests	Company	Tax Rate(2)	Per Share(3)
As Reported GAAP	$919	$281	$638	$38	$600	30.6%	$0.67
2012 Restructuring Program	59	14	45	1	44	(0.4)%	0.05
Benefit from a previously disclosed foreign tax matter, net	—	13	(13)	—	(13)	1.3%	(0.01)
Non-GAAP	$978	$308	$670	$39	$631	31.5%	$0.70
Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

(3) The impact of non-GAAP adjustments on Diluted earnings per share may not necessarily equal the difference between GAAP and non-GAAP as a result of rounding.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Six Months Ended June 30, 2017 and 2016

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2017	2016
Gross profit, GAAP	$4,569	$4,552
2012 Restructuring Program	35	20
Gross profit, non-GAAP	$4,604	$4,572

			Basis Point
Gross Profit Margin	2017	2016	Change
Gross profit margin, GAAP	60.2%	59.8%	40
2012 Restructuring Program	0.5%	0.3%
Gross profit margin, non-GAAP	60.7%	60.1%	60

Selling, General and Administrative Expenses	2017	2016
Selling, general and administrative expenses, GAAP	$2,695	$2,674
2012 Restructuring Program	(38)	(40)
Selling, general and administrative expenses, non-GAAP	$2,657	$2,634

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2017	2016	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	35.5%	35.2%	30
2012 Restructuring Program	(0.5)%	(0.6)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	35.0%	34.6%	40

Other (Income) Expense, Net	2017	2016
Other (income) expense, net, GAAP	$136	$67
2012 Restructuring Program	(115)	(54)
Other (income) expense, net, non-GAAP	$21	$13

Operating Profit	2017	2016	% Change
Operating profit, GAAP	$1,738	$1,811	(4)%
2012 Restructuring Program	188	114
Operating profit, non-GAAP	$1,926	$1,925	—%

			Basis Point
Operating Profit Margin	2017	2016	Change
Operating profit margin, GAAP	22.9%	23.8%	(90)
2012 Restructuring Program	2.5%	1.5%
Operating profit margin, non-GAAP	25.4%	25.3%	10

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Six Months Ended June 30, 2017 and 2016

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2017
					Net Income
				Net Income	Attributable
				Including	To Colgate-	Effective	Diluted
	Income Before		Provision For	Noncontrolling	Palmolive	Income	Earnings
	Income Taxes		Income Taxes(1)	Interests	Company	Tax Rate(2)	Per Share(3)
As Reported GAAP	$1,691		$520	$1,171	$1,094	30.8%	$1.23
2012 Restructuring Program	188		42	146	146	(0.9)%	0.16
Non-GAAP	$1,879		$562	$1,317	$1,240	29.9%	$1.39

	2016
				Less: Income	Net Income
	Income	Provision	Net Income	Attributable	Attributable
	Before	For	Including	To	To Colgate-	Effective	Diluted
	Income	Income	Noncontrolling	Noncontrolling	Palmolive	Income	Earnings
	Taxes	Taxes(1)	Interests	Interests	Company	Tax Rate(2)	Per Share(3)
As Reported GAAP	$1,758	$546	$1,212	$79	$1,133	31.1%	$1.26
2012 Restructuring Program	114	31	83	1	82	(0.2)%	0.09
Benefit from a previously disclosed foreign tax matter, net	—	13	(13)	—	(13)	0.6%	(0.01)
Non-GAAP	$1,872	$590	$1,282	$80	$1,202	31.5%	$1.33
Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

(3) The impact of non-GAAP adjustments on Diluted earnings per share may not necessarily equal the difference between GAAP and non-GAAP as a result of rounding.

CONTACT:
Colgate-Palmolive Company
John Faucher, 212-310-3653
or
Hope Spiller, 212-310-2291